UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 March 30, 2007

                                 BRIGHTEC, INC.
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               (Exact Name of Registrant as Specified in Charter)


           Nevada                      033-55254-27              87-0438637
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

    8C Pleasant Street S. - 1st Floor, South Natick, MA            01760
    ---------------------------------------------------          ----------
          (Address of principal executive offices)               (Zip code)

       Registrant's telephone number, including area code: (508) 647-9710




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On March 30, 2007 (the "Closing Date"), Brightec, Inc., a Nevada corporation (f/k/a Advanced Lumitech, Inc. and hereinafter referred to as the "Company") entered into a Standby Equity Distribution Agreement (the "SEDA") with Cornell Capital Partners, LP ("Cornell") pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its common stock, par value $0.001 per share (the "Common Stock") for a total purchase price of up to Ten Million Dollars ($10,000,000). For each share of Common Stock purchased under the SEDA, Cornell will pay to the Company ninety-six percent (96%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction pursuant to the terms therein. On the Closing Date, the Company paid to Cornell a non-refundable due diligence fee equal to Five Thousand Dollars ($5,000) and issued Four Million (4,000,000) shares of Common Stock ("Commitment Shares") to Cornell as a commitment fee, of which Two Million (2,000,000) Commitment Shares will have demand registration rights and Two Million (2,000,000) Commitment Shares will have "piggy-back" registration rights.

         Cornell will retain five percent (5%) of each advance under the SEDA. The Company has paid to Yorkville Advisors, LLC ("Yorkville") a structuring fee equal to Fifteen Thousand Dollars ($15,000) on the Closing Date and shall pay Five Hundred Dollars ($500) to Yorkville on each Advance Date directly out of the gross proceeds of each Advance (as such terms are defined in the SEDA). Cornell's obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining an effective registration statement for shares of its Common Stock sold under the SEDA pursuant to that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and Cornell and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than Three Hundred Thousand Dollars ($300,000).

         The Company also entered into that certain Placement Agent Agreement (the "PAA"), dated as of the Closing Date, by and between the Company and Newbridge Securities Corporation ("Newbridge") pursuant to which the Company engaged Newbridge to act as it exclusive placement agent in connection with the SEDA. Upon the execution of the PAA, the Company issued to Newbridge Two Hundred Forty-Three Thousand Nine Hundred Two (243,902) shares (the "Placement Agent Shares") of the Company's Common Stock. Newbridge is entitled to "piggy-back" registration rights with respect to the Placement Agent Shares.

Item 3.02. Unregistered Sales of Equity Securities.

         See Item 1.01 above.

Item 8.01. Other Events.

         On April 3, 2006, the Company issued a Press Release announcing that it had entered into the SEDA with Cornell as is more fully described in Item 1.01 herein above. A copy of the Press Release is attached hereto as Exhibit 10.4.

Item 9.01. Financial Statements and Exhibits.

         (a)      Not applicable

         (b)      Not applicable

         (c)      Not applicable

         (d)      Exhibit No. Description:

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Exhibit             Description                                                             Location

-------------------------------------------------------------------------------------------------------------
   Exhibit 10.1     Standby Equity Distribution Agreement, dated March 30, 2007, by and     Provided herewith
                    between Brightec, Inc. and Cornell Capital Partners, LP

   Exhibit 10.2     Placement Agent Agreement, dated March 30, 2007, by and between         Provided herewith
                    Brightec, Inc. and Newbridge Securities Corporation

   Exhibit 10.3     Registration Rights Agreement, dated March 30, 2007, by and between     Provided herewith
                    Brightec, Inc. and Cornell Capital Partners, LP

   Exhibit 10.4     Press Release                                                           Provided herewith

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007                 BRIGHTEC, INC.


                                    By:    /s/ PATRICK PLANCHE
                                           -------------------------------------
                                    Name:  Patrick Planche
                                    Title: President and Chief Executive Officer





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